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                           e.spire BANK WAIVER GRANTED

ANNAPOLIS JUNCTION, MD, DECEMBER 3, 1999 -- e.spire Communications, Inc. (Nasdaq: ESPI) today announced that it has obtained a waiver from its syndicated bank group regarding certain covenants of its $200 million Senior Secured Credit Facilities with which it was not in compliance for the quarter ending September 30, 1999. As a result, e.spire is now able to access the remaining available funds of the Facilities.

e.spire Communications, Inc. is a leading integrated communications provider, offering traditional local and long distance, Internet access and Web hosting services and advanced data solutions, such as ATM and frame relay. In addition, e.spire's subsidiary, ACSI NT, provides third parties, including other communications concerns, municipalities and corporations, with turnkey fiber optic design, construction and project management expertise.
For more information on e.spire, contact http://www.espire.net.


Certain statements regarding the development of the Company's businesses, the markets for the Company's services and products, the Company's anticipated capital expenditures, anticipated EBITDA and other statements are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) which can be identified as any statement that does not relate strictly to historical or current facts. Forward-looking statements use such words as plans, expects, will, will likely result, are expected to, will continue, is anticipated, estimate, project, believes, anticipates, intends and expects, may, should, continue, seek, could and other similar expressions. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The important factors that could cause actual results to differ materially from those in the forward-looking statements herein (the "Cautionary Statements") include, without limitation, the Company's degree of financial leverage, risks associated with debt service requirements and interest rate fluctuations, risks associated with acquisitions and the integration thereof, the impact of restriction under the Company's financial instruments, dependence on availability of transmission facilities, regulation risks including the impact of the Telecommunications Act of 1996, contingent liabilities, the impact of competitive services and pricing, the ability of the Company to successfully implement its strategies, as well as the other risks referenced from time to time in the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 1998. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.